EXHIBIT 23.1
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          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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   The Board of Directors and Stockholders
   Cablevision Systems Corporation:

   We consent to the use of our reports dated February 26, 2009, with respect to the consolidated balance sheets of Cablevision Systems Corporation (the Company) and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders' deficiency and comprehensive income (loss), and cash flows for each of the years in the three-year period ended
   December 31, 2008 and financial statement schedule and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2008 Annual Report on Form 10-K of the Company, incorporated by reference herein.

   As discussed in our report dated February 26, 2009, the Company adopted the provisions of FASB Interpretation No. 48, ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, as of January 1, 2007, and adopted the provisions of Statement of Financial Accounting Standards No. 157, FAIR VALUE MEASUREMENTS, with respect to financial assets and financial liabilities, as of January 1, 2008.


   /s/ KPMG LLP

   Melville, New York
   May 21, 2009